EXHIBIT 10.1

                        AMENDMENT 1996-1

                   BECKMAN INSTRUMENTS, INC.
              INCENTIVE COMPENSATION PLAN OF 1990


     WHEREAS, Beckman Instruments, Inc. (the "Company") maintains the Beckman Instruments, Inc. Incentive Compensation Plan of 1990

(the "Plan"); and


     WHEREAS, the Company has the right to amend the Plan, and

the Company desires to amend the Plan to reflect recent

resolutions adopted by the Board of Directors;


     NOW, THEREFORE, the Plan is hereby amended, effective as of

November 1, 1996, as follows:

     1.   The definition of "Committee" contained in Section 2 of

the Plan is amended to read as follows:


          "'Committee' means the Board or a committee appointed by the Board to administer this Plan, which committee shall be comprised only of two or more directors or such greater number of directors as may be required under applicable law, each of whom in respect of any transaction at a time when the affected Participant may be subject to Section 16 of the Securities and Exchange Act of 1934 ('Exchange Act'), shall be a 'Non-Employee Director' within the meaning of Rule 16b-3(b)(3) under the Exchange Act. The Organization and Compensation Committee may be this committee if it meets these requirements."


     2.   The last sentence of Section 5(h) of the Plan is

amended to read as follows:


          "Subject to the Committee's consent, the full payment required under subparagraph (i) above may be made by retention by the Company of Shares to be issued pursuant to such option exercise with an aggregate Fair Market Value on the date of exercise equal to the total exercise price for the options being exercised."


     3.   Section 10 of the Plan is amended by deleting the

second sentence contained therein and by replacing it with the following language:


          "Any amendment that would (i) materially increase the benefits accruing to Participants under this Plan, (ii) materially increase the aggregate number of securities that may be issued under this Plan, or (iii) materially modify the requirements as to eligibility for participation in this Plan, shall be subject to stockholder approval only to the extent then required by Section 422 of the Code or applicable law, or deemed necessary or advisable by the Board. Without limiting any other express authority of the Committee under but subject to the express limits of this Plan, the Committee by agreement or resolution may waive conditions of or limitations on Incentives that the Committee in the prior exercise of its discretion has imposed, without the consent of a Participant, and may make other changes to the terms and conditions of Incentives that do not affect in any manner materially adverse to the Participant, his or her rights and benefits under an
     Incentive.   No amendment, suspension or termination of this
     Plan or change of or affecting any outstanding Incentive shall, without written consent of the Participant, affect in any manner materially adverse to the Participant any rights or benefits of the Participant or obligations of the Company under any Incentive granted under this Plan prior to the effective date of such change. Changes contemplated by
     Section 3(b) shall not be deemed to constitute changes or amendments for purposes of this Section 10."


     4.   The second sentence of Section 11 is amended by

replacing the semi-colon contained therein with a period and by deleting the text after the word "practicable."


     5.   The Plan is amended by adding a new Section 13 at the

end thereof to read as follows:


     "13. Plan Construction.

          It is the intent of the Company that transactions in and affecting Incentives in the case of Participants who are or may be subject to Section 16 of the Exchange Act ("Section 16 Person") satisfy any then applicable requirements of Rule 16b-3 so that such persons (unless they otherwise agree) will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the Exchange Act in respect of those transactions and will not be subjected to avoidable liability thereunder. If any provision of this Plan or of any Incentive would otherwise frustrate or conflict with the intent expressed above, that provision to the extent possible shall be interpreted as to avoid such conflict. If the conflict remains irreconcilable, the Committee may disregard the provision if it concludes that to do so furthers the interest of the Company and is consistent with the purposes of this Plan as to such persons in the circumstances."



     IN WITNESS WHEREOF, the Company has caused its duly

authorized officer to execute this Amendment to the Plan on this

11th day of October, 1996.

                                   BECKMAN INSTRUMENTS, INC.


                                   By /s/ Fidencio M. Mares
                                      Fidencio M. Mares
                                   Its: Vice President - Human Resources